UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): April 23, 2013

Homeowners Choice, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-34126	20-5961396
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5300 West Cypress Street, Suite 100

Tampa Florida 33607

(Address of Principal Executive Offices)

(813) 405-3600

(Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

To mitigate the risk of hurricanes and certain other catastrophes, each year our insurance subsidiary implements a comprehensive reinsurance program whereby we pay premiums to other entities that agree to pay portions of our policyholder claims associated with such catastrophic events. As part of that program, we have entered into a Working Layer Catastrophe Excess of Loss Reinsurance Contract effective June 1, 2013 with National Liability & Fire Insurance Company, a Berkshire Hathaway, Inc. subsidiary. The contract provides, in general, $30 million of coverage in excess of $31 million in year one and in excess of $27.5 million each year thereafter through May 31, 2018. Coverages may increase each year based on previous experience levels. Retention levels are subject to upward adjustments based upon policyholders’ surplus. National Liability & Fire Insurance Company assumed 80% of the liability under the contract. Other reinsurers under the contract have not yet been identified.

On April 23, 2013, we agreed to Endorsement No. 1 to the Per Occurrence Excess of Loss Reinsurance Contract Effective June 1, 2012. The endorsement amends that contract as follows.

“Reinsured’s Retention,” as respects all loss or losses arising out of Loss Occurrences commencing during the Contract Year effective June 1, 2012, shall equal $7,500,000.

“Reinsured’s Retention,” as respects all loss or losses arising out of Loss Occurrences commencing during the Contract Year effective June 1, 2013, shall equal $11,000,000.

“Reinsured’s Retention,” as respects all loss or losses arising out of Loss Occurrences commencing during the Contract Year effective June 1, 2014, shall equal the greater of the following:

i. $7,500,000; or

ii. 15% of the Reinsured’s Policyholders’ Surplus as of December 31, 2013.

The foregoing descriptions of the Working Layer Excess Reinsurance Contract and Endorsement No. 1 to the Per Occurrence Excess of Loss Reinsurance Contract are qualified by reference to those contracts to be filed as exhibits to our Form 10-Q for the quarter ended March 31, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 9, 2013.

HOMEOWNERS CHOICE, INC.

BY:	/s/ Richard R. Allen
Name:	Richard R. Allen
Title:	Chief Financial Officer

A signed original of this Form 8-K has been provided to Homeowners Choice, Inc. and will be retained by Homeowners Choice, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.